Exhibit 99.2h(ii)


                            SELLING GROUP AGREEMENT



Scudder Distributors, Inc.
222 South Riverside Plaza
Chicago, IL  60606

Dear Financial Services Firm:

      As principal underwriter and distributor, we invite you to join a Selling Group for the distribution of interests of the funds identified on Schedule A hereto (each herein called a "Fund"), as Schedule A may be amended from time to time, but only in those states or jurisdictions in which the interests of the Fund may legally be offered for sale. As exclusive agent of the Fund, we offer to sell to you interests of the Fund on the following terms:

      1. In all sales of these interests to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the issuer, for us or for any other member of the Selling Group.

      2. Orders received from you will be accepted by us only at the offering price applicable to each order, as established by the Fund's then currently effective prospectus ("Prospectus"), subject to a discount, commission or other concession, if any, as provided in the Prospectus. Upon receipt from you of any order to purchase interests of the Fund, we shall confirm to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

      3. You may offer and sell interests to your customers only at the offering price determined in the manner described in the Prospectus. Interests will be offered during the initial offering period at the offering price, plus any applicable sales charge, and in a continuous offering thereafter, plus any applicable sales charge, as provided in the applicable Prospectus. You may receive a sales commission up to the full amount of the sales charge as provided in the Prospectus. You shall receive a distribution fee and/or services fee, if applicable, as provided in the Prospectus, which fee shall be payable with respect to such assets, for such periods and at such intervals as are from time to time specified by us and the Fund. The reallowances, discounts or other concessions to which you may be entitled in connection with sales to your customers pursuant to any special features of the Fund (such as cumulative discounts, letters of intent, etc., the terms of which shall be as described in the Prospectus and related forms) shall be in accordance with the terms of such features. Our liability to you with respect to the payment of any distribution and/or service fee is limited to the proceeds received by us from the Fund under any distribution or service plan with respect to any class of interests of the Fund, and you waive any right you may have to payment of any such fee until we are in receipt of the proceeds from the Fund that are attributable to investments in the Fund by your customers.

      4. By accepting this agreement, you agree:


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            (a) To purchase interests only from us or from your customers.

            (b) That you will purchase interests from us only to cover purchase orders already received from your customers, or for your own bona fide investments.

            (c) That you will not purchase interests from your customers at a price lower than the applicable repurchase price, as applicable, established by or for the Fund. You may, however, sell interests for the account of your customer to the Fund, or to us as agent for the Fund, at the applicable repurchase price currently quoted by or for the Fund and charge your customer a fair fee for handling the transaction.

            (d) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

      5. We will not accept from you any conditional orders for interests.

      6. If any interests confirmed to you under the terms of this agreement are repurchased by the Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of confirmation of the original purchase order, you shall forthwith refund to us the full discount, commission, finder's fee or other concession, if any, allowed or paid to you on such interests.

      7. Payment for interests ordered from us shall be in New York clearing house funds and must be received by the Fund's designated agent within seven days after our acceptance of your order (or such shorter time period as may be required by applicable regulations). If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to sell the interests ordered back to the Fund, in which case we may hold you responsible for any loss, including loss of profit suffered by us as a result of your failure to make such payment.

      8. Interests sold to you hereunder shall be available in negotiable form for delivery against payment, unless other instructions have been given.

      9. All sales will be made subject to our receipt of interests from the Fund. We reserve the right, in our discretion, without notice, to suspend sales or withdraw the offering of interests entirely. Upon our direction, we reserve the right to modify, cancel or change the terms of this agreement, upon 15 days' prior written notice to you. Also, the sales charges, discounts, commissions or other concessions, and fees of any kind provided for hereunder are subject to change at any time by the Fund and upon our direction.

      10. All communications to us should be sent to the following address:
Scudder Distributors, Inc., 222 South Riverside Plaza, Chicago, IL 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

      11. This agreement will be governed by the laws of the State of New York without reference to the choice of law principles thereof. The courts of the State of New York are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection


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with this agreement and accordingly any legal action or proceedings arising out of or in connection with this agreement ("Proceedings") may be brought in such courts. You hereby irrevocably submit to the jurisdiction of the courts of the State of New York and hereby waive any objection to Proceedings in such courts, whether on the grounds that the Proceedings have been brought in an inconvenient forum or otherwise. This agreement is subject to the Prospectus from time to time in effect, and, in the event of a conflict, the terms of the Prospectus shall control.

      12. References herein to the "Prospectus" shall mean the prospectus and statement of additional information of the Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise.

      13. This agreement is subject to the Additional Stipulations and Conditions appended hereto, all of which are a part of this agreement.


                          Scudder Distributors, Inc.

                          By:_________________________________
                                    Authorized Signature

                          Title: _____________________________


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PLEASE COMPLETE THE INFORMATION BELOW:

ACCEPTED AND CONFIRMED BY THE UNDERSIGNED FINANCIAL SERVICES FIRM

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 Printed Firm Name              Address
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 Authorized Signature           Area Code and Telephone Number
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 Name and Title                 Area Code and Facsimile Number
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 Dated:
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ADDITIONAL STIPULATIONS AND CONDITIONS

      14. No person is authorized to make any representations concerning interests of the Fund except those contained in the Prospectus and in printed information subsequently issued by the Fund or by us as information supplemental to the Prospectus. If you wish to use your own


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advertising with respect to the Fund, all such advertising must be approved by us or by the Fund prior to use. You shall be responsible for any required filing of such advertising.

      15. Your acceptance of this agreement constitutes a representation (i) that you are a registered security dealer and a member in good standing of the National Association of Securities Dealers, Inc. and that you agree to comply with all state and federal laws, rules and regulations applicable to transactions hereunder and to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., or (ii) if you are offering and selling interests of the Fund only in jurisdictions outside of the several states, territories and possessions of the United States and are not otherwise required to be a member of the National Association of Securities Dealers, Inc., that you nevertheless agree to conduct your business in accordance with the spirit of the Conduct Rules of the National Association of Securities Dealers, Inc., and to observe the laws and regulations of the applicable jurisdiction. You likewise agree that you will not offer to sell interests of the Fund in any state or other jurisdiction in which it may not lawfully be offered for sale. You agree that you shall deliver a Prospectus to each of your customers who purchases interests of the Fund prior to or accompanied by confirmation of each such purchase, copies of which shall be supplied to you in reasonable quantity upon your request.

      16. You shall make available an account for each of your customers through the Fund and shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customer. Such services and assistance may include, but not be limited to, the provision of personal, continuing services to your customers who are investors in the Fund ("members"), establishment and maintenance of member accounts and records, receiving, aggregating and processing purchase and repurchase transactions, maintaining retirement plan accounts and providing and maintaining retirement plan records, communicating periodically with members and providing information and responding to questions about the Fund, the interests, the availability of interests in any continuous offering, and repurchase offers, and handling correspondence from members about their accounts, acting as the sole interest-holder of record and nominee for members, obtaining and maintaining certifications with respect to investor qualifications and interest transfer restrictions, assisting the Fund or any agent of the Fund in monitoring or enforcing the investor qualification requirements and interest transfer restrictions, providing beneficial owners with account statements, processing distribution payments, issuing members reports and transaction confirmations, providing subaccounting services for interests held beneficially, forwarding member communications to beneficial owners, receiving, tabulating and transmitting proxies executed by beneficial owners, general account administration activities, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. To the extent that such services and assistance are provided, we may pay you such additional amounts and/or fees as set forth in Schedule B hereto. You agree to release, indemnify and hold harmless the Fund, us and our representatives and agents, from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you, your officers, employees or agents regarding the purchase, repurchase or transfer of registration of interests of the Fund for accounts of you, your customers and other members or from any unauthorized or improper use of any on-line computer facilities. You shall prepare such periodic reports as shall reasonably be requested by us. You shall immediately inform the Fund or us of all written complaints received by you


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from Fund members relating to the maintenance of their accounts and shall promptly answer all such complaints and other similar correspondence. You shall provide the Fund and us on a timely basis with such information as may be required to complete various regulatory forms.

      17. With respect to each Fund designated in Schedule A as being subject to this paragraph, you acknowledge and agree that each of your customers on whose behalf you purchase interests of the Fund will be an (i) investor who is an "Eligible Investor" as that term is defined in the Registration Statement, and (ii) obtain and comply with any investor certification requirements set forth in the Fund's Registration Statement and maintain on file a validly executed investor certification with respect to each such customer's status as an "Eligible Investor." You shall assist us or the Fund as is necessary in the monitoring and enforcement of the Fund's interest ownership qualification requirements and interest transfer restrictions, including providing copies of member certifications or other documentation as may be necessary to determine the status of members.

      18. As a result of the necessity to compute the amount of any early withdrawal charge due with respect to the repurchase of interests, if applicable, you may not hold interests of the Fund imposing such a charge in an account registered in your name or in the name of your nominee for the benefit of certain of your customers except with our prior written consent. Except as otherwise permitted by us, interests of the Fund owned by a member must be in a separately identifiable account for such member.

      19. Each Fund may be divided into one or more classes of interests, certain of which may only be available to investment advisory clients of ours. Future classes of interests may be offered at net asset value and may or may not have an initial sales charge, an early withdrawal charge, an asset-based services fee, and/or a conversion feature. Please see each Fund's Prospectus for a more complete description of a particular Fund's classes of interests available and the distinctions between the classes of interests. This agreement shall apply to any present or future classes of interests permitted to be sold by you.

      It is important to investors not only to choose a Fund appropriate for their investment objectives, but also to choose the appropriate class, when available, based on the amount invested and the expected duration of the investment. To assist investors in these decisions, we may institute policies with respect to orders for interests of the Fund that would apply to each broker/dealer that distributes interests of the Fund, and would became a part of this agreement upon inclusion in the Prospectus.

      Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of interests of the Fund make any required suitability determination with respect to the prospective investment and advise the investor of the available pricing structures offered by the Fund if applicable and the impact of choosing one method over another, including breakpoints and the availability, if any, of letters of intent, combined purchases and cumulative discounts. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.


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      20. Interests of the Fund may be subject to significant transfer restrictions, as set forth in the Prospectus. These may include, but are not limited to, restrictions prohibiting the transfer of interests to individuals who are not "Eligible Investors" as defined in the Prospectus, and prohibiting the transfer of interests to individuals who would not hold the interests through an intermediary that has entered into a selling group agreement with us or our delegate. You acknowledge and agree that you will effect transfer of interests of a Fund only in compliance with such transfer restrictions.

      21. This agreement shall be in substitution of any prior selling group agreement between you and us regarding these interests. The payment of related distribution and/or services fees, if any, shall be subject to the distribution and/or services plans adopted by the Fund with respect to each class of interests.

      22. Schedule A hereto may be amended from time to time, effective upon mailing of such amended Schedule to you. Your acceptance of the amended
Schedule is deemed with respect to a particular Fund upon placement by you of an order for interests of that Fund.


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                                  Schedule A

      Schedule designating the investment companies with respect to which this Agreement relates.

The Topiary Benefit Plan Investor Fund LLC*











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*  Interests of this Fund may only be purchased by "Eligible Investors" as set forth in paragraph 17 of this agreement and are subject to transfer restrictions.


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                                  Schedule B


Dear Financial Services Firm:

      In accordance with Paragraph 16 of the Selling Group Agreement ("Agreement"), and to the extent you provide such services and assistance described, we shall pay you a fee, paid quarterly in arrears, at an annual rate equal to ____% of the month-end net asset value of the assets of the Fund held in your customers' accounts, which are eligible for payment. This fee shall be payable from our own resources and not from the assets of the Fund. This agreement will terminate automatically in the event of the assignment of the Agreement and may be terminated by either party hereto upon 30 days' written notice to the other.



                          Scudder Distributors, Inc.

                          By:_________________________________
                                    Authorized Signature

                          Title: _____________________________


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PLEASE COMPLETE THE INFORMATION BELOW:

ACCEPTED AND CONFIRMED BY THE UNDERSIGNED FINANCIAL SERVICES FIRM

-----------------------------   -----------------------------------------------
 Printed Firm Name               Address
-----------------------------   -----------------------------------------------
 Authorized Signature            Area Code and Telephone Number
-----------------------------   -----------------------------------------------
 Name and Title                  Area Code and Facsimile Number
-----------------------------
 Dated:
       -------------------


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